EXHIBIT 37


                              AMENDED AND RESTATED
                          STOCK SUBSCRIPTION AGREEMENT

THIS AMENDED AND RESTATED STOCK SUBSCRIPTION AGREEMENT (the "AGREEMENT"), dated as of September 19, 2002, by and among Royal Associates, Inc., a Delaware corporation (the "COMPANY"), each individual whose signature appears on the signature page of this Agreement (each, a "STOCKHOLDER" and collectively the "STOCKHOLDERS").

WHEREAS,  each  Stockholder  participated in the formation of the Company on the
terms   contained   in  the   Subscription   Agreement   dated  March  28,  2002
("SUBSCRIPTION AGREEMENT"); and

WHEREAS, each Stockholder purchased the number of shares of the Company's Common Stock, without par value per share (the "COMMON STOCK"), set forth opposite such Stockholder's name in Section 3.5(a) of the Subscription Agreement for an aggregate purchase price set forth in Column E opposite such Stockholder's name in Section 3.5(a) of the Subscription Agreement to be paid in cash by the Stockholder; and

WHEREAS, the Company, in exchange for the payment of the cash consideration referred to above, issued all of the shares of Common Stock to the Stockholders, in the respective proportions to be purchased by them as set forth, and on the terms and conditions set forth, below; and

WHEREAS, at the time the Company issued all of the shares of Common Stock to the Stockholders, the proportion of toal capital to be contributed was based on an estimate of total shares of stock of Royal Precision, Inc. ("RPI") that each Stockholder would ultimately contribute to the Company; and

WHEREAS, the Board of Directors of the Company has determined that the ultimate value of cash and securities (including guaranty fees) to be contributed to the Company is $1,728,864.99; and

WHEREAS, as a result of such determination of ultimate value, the Board of Directors has authorized the Company to issue one share of Common Stock in exchange for each $172.89 of value contributed to the Company and to execute and deliver this amended and restated Subscription Agreement to correctly reflect the number of shares of Common Stock that should have been issued to the Stockholders by the Company in exchange for their capital contributions.

NOW THEREFORE, the parties to this Agreement hereby agree to amend and restate the Subscription Agreement as follows:

     ss. 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

          "ACT" See Section 4.1.

          "AFFILIATED COMPANIES" See Section 5.

          "AGREEMENT" See preamble.

          "COMMON STOCK" See preamble.

          "COMPANY" See preamble.

          "CONFIDENTIAL INFORMATION" See Section 5.

          "GROUP" See Section 5.

          "RPI" See Section 5.

          "SHARES" See Section 2.1.

          "STOCKHOLDER" See preamble.

          "SUBSCRIPTION AGREEMENT" See preamble.

     ss. 2. ISSUANCE OF STOCK TO THE STOCKHOLDERS.

          2.1 SALE AND PURCHASE OF STOCK. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Company agrees to issue and sell to the Stockholders and each Stockholder agrees, severally and not jointly, to purchase from the Company on the date hereof, the number of shares of Common Stock (the "SHARES") set forth in Column B opposite the name of such Stockholder in Section 3.5(a) below, for a purchase price set forth in Column C opposite the name of such Stockholder in
Section 3.5(a) below, to be paid in cash.

          2.2 PAYMENT OF CASH PURCHASE PRICE. Each Stockholder paid its portion of the cash purchase price for the Shares to be purchased hereunder. The Company shall deliver to each Stockholder a certificate or certificates representing the number of Shares set forth in Column B opposite the name of such Stockholder, each such share certificate to be registered in such Stockholder's name and bearing the legends set forth in Section 4.2 hereof.

     ss. 3. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. In order to induce the Stockholder to enter into this Agreement and to purchase the Shares as described herein, the Company represents and warrants to each Stockholder as follows:

          3.1 ORGANIZATION AND GOOD STANDING. The Company is duly organized and existing in good standing in its jurisdiction of incorporation and has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

          3.2 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Shares to the Stockholder hereunder, (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of or the creation of any lien upon any of the property of the Company or require any consent or approval pursuant to the charter or bylaws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

          3.3 ENFORCEABILITY. The execution and delivery by the Company of this Agreement, and the issuance and sale of the Shares to the Stockholder hereunder, will result in legally binding obligations of the Company, enforceable against it in accordance with the terms and provisions hereof.

          3.4 GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Company of this Agreement, and issuance and sale by the Company of the Shares to the Stockholder hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

          3.5 CAPITALIZATION.

          (a) CAPITAL STOCK. The authorized capital stock of the Company consists solely of 20,000 shares of Common Stock. On the date hereof, after giving effect to the transactions contemplated hereby and by any other agreements to purchase capital stock of the Company as of the date hereof, the Company will have no outstanding capital stock other than 2,260.881 shares of Common Stock. The following is a chart showing the names of each of the initial subscribers, the number of shares subscribed for and the amount to be paid for the subscriptions:

                                        (B)
        (A)                          Number of              (C)
     Subscriber                       Shares        Total Consideration
     ----------                       ------        -------------------
Kenneth J. Warren                     15.6669            $ 2,708.94
Charles S. Mechem, Jr.                  6.180            $ 1,068.46
John C. Lauchnor                        3.000            $   518.66
Christopher A. Johnston                49.181            $ 8,502.75
David E. Johnston                       5.747            $   993.51
Richard P. Johnston                   212.464            $36,732.19
Robert Jaycox                          54.802            $ 9,474.49
Total                                 347.043

          (b) OPTIONS, ETC. The Company has no outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company, of any of its capital stock or any securities convertible into or exchangeable for its capital stock.

     ss. 4. THE STOCKHOLDER'S REPRESENTATIONS AND WARRANTIES. In order to induce each other Stockholder and the Company to enter into this Agreement and the Company to issue and sell the Shares to each Stockholder as described herein, each Stockholder represents and warrants as follows:

          4.1 INVESTMENT REPRESENTATIONS. (a) The Shares are being acquired by him for his own account for investment and not with a view to the distribution thereof. The Stockholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), on the ground that the offer and sale of the Shares to him are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of the Shares. The Stockholder understands that the Company's reliance on such exemption is predicated in part on the representations of the Stockholder which are contained herein.

          (b) The Stockholder understands that he must bear the economic risk of his investment in the Shares for an indefinite period of time because the issuance of the Shares has not been registered under the Act and, therefore, cannot be sold unless such sale is subsequently registered under the Act or an exemption from such registration is available. The Stockholder is an "accredited investor" (as defined in Rule 501 promulgated under the Act). The Stockholder agrees that he will not offer to sell or otherwise transfer any of the Shares except as expressly permitted by this Agreement and then only after the Company has received an opinion of its counsel that such offer, sale or transfer is not in violation of the registration requirements of the Act or other applicable law.

          4.2 LEGEND. The Stockholder agrees that each certificate representing the Shares shall bear a legend each substantially in the following form:

          The sale or other transfer of the shares evidenced by this certificate has not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a Registration Statement with respect to these shares has become effective under said Act, or the Company has been furnished with an opinion of counsel satisfactory to the Company that such registration is not required.

     ss. 5. CONFIDENTIALITY. The Stockholders recognize and acknowledges that any information pertaining to the business of the Company, Royal Precision, Inc. ("RPI"), or any other company now existing or in the future affiliated with the Company, RPI, their partners, principals or owners ("AFFILIATED COMPANIES" and collectively with the Company, RPI or Affiliated Companies, the "GROUP"), including but not limited to confidential information about customers (including their tastes, requirements and preferences) or suppliers, or lists of the names, addresses and phone numbers of customers or suppliers, employees, prices, methods of doing business, financial condition, operation and trading procedures, distribution or merchandising methods, processing, extruding, manufacturing, printing or assembly methods; trade secrets, inventions, types and identity of machinery used, material used, marketing techniques, proprietary information or other similar confidential items of the Group ("CONFIDENTIAL INFORMATION"), as the same may exist from time to time, are valuable, special and unique assets of the business of the members of the Group. The Stockholders shall not, as stockholders, during or after the term of this Agreement, (i) disclose any such Confidential Information, directly or indirectly, to any entity for any reason whatsoever, except in response to a lawful court order which the applicable member of the Group shall have had the opportunity to contest; or (ii) use Confidential Information, directly or indirectly, for his own personal benefit or gain, or for the benefit or gain of any other person or entity.

     ss. 6. MISCELLANEOUS.

          6.1 AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          6.2. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          6.3. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          6.4. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and their heirs, transferees, successors and assigns.

          6.5.  COUNTERPARTS.   This  Agreement  may  be  executed  in  separate
counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

          6.6. REMEDIES. Each Stockholder will be entitled to enforce his rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable legal fees and expenses from the other parties to the dispute.

          6.7. NOTICES. All notices hereunder shall be sufficient if made in writing and delivered to the mailing and delivery address of the respective parties indicated on the signature pages to this Agreement, or transmitted to the facsimile or telex numbers set forth on the signature pages to this Agreement. All such notices shall be deemed received one Business Day after (a) signed for, or refused, if given by certified mail, (b) delivery if given by express courier service, or (c) transmission, if given by facsimile or telex transmission.

          6.8.  GOVERNING  LAW.  All  questions   concerning  the  construction,
validity and interpretation of this agreement will be governed by the laws of the state of Delaware.

          6.9. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Subscription Agreement on the day and year first above written.

                                        ROYAL ASSOCIATES, INC.


                                        By: /s/ Kenneth J. Warren
                                            ------------------------------------
                                            Kenneth J. Warren, Secretary
Address for Notices:
Richard P. Johnston        copy to: Kenneth J. Warren
4350 Greens Place                   5134 Blazer Parkway
Wilson, Wyoming 83014               Dublin, Ohio 43017
Telephone:  (307) 739-3010          Telephone:  614-766-1960
Telefax:  (307) 739-1070            Telefax:  614-766-1974


                                        STOCKHOLDERS


                                        /s/ Kenneth J. Warren
                                        ----------------------------------------
                                        Kenneth J. Warren
Address for Notices:
Kenneth J. Warren
5134 Blazer Parkway
Dublin, Ohio 43017
Telephone:  614-766-1960
Telefax:  614-766-1974

                                        /s/ Charles S. Mechem, Jr.
                                        ----------------------------------------
                                        Charles S. Mechem, Jr.
Address for Notices:
Charles S. Mechem, Jr.
1800 Firstar Tower
425 Walnut Street
Cincinnati, OH  45202-3957
Telephone:  (513) 562-8078
Telefax:  (513) 381-0205

                                        /s/ John C. Lauchnor
                                        ----------------------------------------
                                        John C. Lauchnor
Address for Notices:
John C. Lauchnor
535 Migeon Avenue
Torrington, CT.  06790
Telephone:  (860) 618-4106
Telefax:  (860) 618-4098

                                        /s/ Christopher A. Johnston
                                        ----------------------------------------
                                        Christopher A. Johnston
Address for Notices:
Christopher A. Johnston
c/o Merbanco, Incorporated
P.O. Box 25182
3490 Club House Drive, Suite 102
Jackson, Wyoming  83001
Telephone:  (307) 739-1188
Telefax:  (307) 739-2288

                                        /s/ David E. Johnston
                                        ----------------------------------------
                                        David E. Johnston
Address for Notices:
David E. Johnston
1935 West Muirhead Loop
Oro Valley, AZ 85737
Telephone:  (520) 742-9100
Telefax:  520-742-9192

                                        /s/ Richard P. Johnston
                                        ----------------------------------------
                                        Richard P. Johnston
Address for Notices:
Richard P. Johnston
4350 Greens Place
Wilson, Wyoming 83014
Telephone:  (307) 739-3010
Telefax:  (307) 739-1070

                                        /s/ Robert Jaycox
                                        ----------------------------------------
                                        Robert Jaycox
Address for Notices:
Robert Jaycox
Box 1767
Jackson, Wyoming 03001
Telephone:
Telefax: